Exhibit 23.4

CONSENT OF INDEPENDENT PETROLEUM ENGINEERS

We hereby consent to the incorporation by reference in this Registration Statement on Form F-3 of our reports auditing the Company’s reserves data as of December 31, 2023, December 31, 2022 and December 31, 2021 included in the Company’s annual report on Form 20-F for the year ended December 31, 2023.

Yours truly,

McDaniel & Associates Consultants Ltd.

/s/ Jared W. B. Wynveen
Jared W. B. Wynveen, P.Eng.
Executive Vice President

Calgary, Alberta

September 20, 2024

2000, Eighth Avenue Place, East Tower, 525 – 8 Avenue SW, Calgary, AB, T2P 1G1   Tel: (403) 262-5506   www.mcdan.com